UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2009

CYBEX INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

New York	0-4538	11-1731581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Trotter Drive, Medway, Massachusetts	02053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 533-4300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02:	Results of Operation and Financial Condition.

(a) On February 10, 2009, Cybex International, Inc. (the “Company”) issued a press release reporting on its results of operations for the quarter and year ended December 31, 2008. A copy of that press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The press release includes references to non-GAAP financial information that exclude the effects of a goodwill impairment charge made in the fourth quarter of 2008. A reconciliation to the most directly comparable GAAP measure is included in the financial statements portion of the press release. We are presenting non-GAAP financial information in the press release because we believe that the information is a beneficial supplemental disclosure to investors in analyzing and assessing our operating performance, exclusive of the effects of the goodwill impairment charge, and to provide a basis for reviewing our operating performance on a consistent basis for the periods presented. In addition, management utilizes such information in analyzing our performance and for planning purposes.

Item 9.01:	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press Release dated February 10, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 10, 2009

CYBEX INTERNATIONAL, INC.
(Registrant)

By:	/s/ John Aglialoro
Name:	John Aglialoro
Title:	Chief Executive Officer